Exhibit 1.4

[Translation]

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

Originally Made on June 29, 1994

Amended on May 1, 2002

Honda Motor Co., Ltd.

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

Article 1. (Purport)

These Regulations shall govern the matters concerning the Board of Corporate Auditors of the Company under Article 27 of its Articles of Incorporation.

Article 2. (Composition)

The Board of Corporate Auditors shall be composed of all of the Corporate Auditors of the Company.

Article 3. (Purpose of the Board of Corporate Auditors)

The Board of Corporate Auditors shall be reported on the important matters concerning audit or shall resolve such matters, though it may not prevent Corporate Auditors from exercising their powers.

Article 4. (Holding Times)

Meetings of the Board of Corporate Auditors shall be held in January, March, April, June, July, October and November. Provided, however, that such meeting may be held from time to time whenever necessary.

Article 5. (Person Entitled to Convene)

1. The Board of Corporate Auditors may, in advance, determine the person entitled to convene the meeting, though other Corporate Auditors shall not be prevented from convening a meeting.

Article 6. (Notice of Convocation)

1. A convocation notice of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days before the date of meeting. Provided, however, that in case of urgent need such period may be shortened.

2. If the unanimous consent of all of the Corporate Auditors is obtained, a meeting of the Board of Corporate Auditors may be held without taking procedures for convocation.

Article 7. (Method of Resolutions)

1. Resolutions of the meeting of the Board of Corporate Auditors shall be adopted by a majority of all the Corporate Auditors, except for the resolution of discharge provided for in the second paragraph of Article 13 hereof and resolutions by way of the consent of the Board of Corporate Auditors provided for in the Article 13-3.

2. Before adopting any resolution, deliberations shall be conducted based on sufficient materials.

Article 8. (Resolutions of Audit Policies, etc.)

1. In starting audit, the audit policies, plans or methods as well as allotment of audit services and the estimated audit expenses, etc. shall be resolved at the meeting of the Board of Corporate Auditors.

2. In addition to the matters provided for in the preceding paragraph, any matters deemed necessary by Corporate Auditors in performing their duties shall be resolved at the meeting of the Board of Corporate Auditors.

Article 9. (Reports by Corporate Auditors to Meeting of the Board of Corporate Auditors)

1. Corporate Auditors shall report on the state of their execution of business to the meeting of the Board of Corporate Auditors and must also report thereon whenever required by the Board of Corporate Auditors.

2. Any Corporate Auditor, who has heard any reports from an accounting auditor, Director or any other persons, shall report thereon to the meeting of the Board of Corporate Auditors.

Article 10. (Hearing Reports from Accounting Auditor or Director, etc.)

Corporate Auditors may hear the reports from an accounting auditor, Director or any other persons at the meeting of the Board of Corporate Auditors, whenever necessary.

Article 11. (Actions taken for Extraordinary Reports)

1. If any Corporate Auditor has been reported by a Director that he had come to know the fact which might have given substantial damages to the Company, the discussion concerning whether the investigation thereof must be made or not shall be effected at the meeting of the Board of Corporate Auditors.

2. The Board of Corporate Auditors, if reported by an accounting auditor that he had come to know a Director’s unfair practice in execution of its business or any material fact contrary to the laws and regulations or the Articles of Incorporation of the Company, shall also handle such matters according to the preceding paragraph.

Article 12. (Preparation of Audit Reports)

1. The Board of Corporate Auditors shall receive the accounting documents, etc. from Directors and the audit reports, etc. from the accounting auditors. In case of receipt by the Board of Corporate Auditors, the receiving person shall be a standing Corporate Auditor.

2. The Board of Corporate Auditors shall hear reports by a Corporate Auditor concerning the matters to be entered in the audit report, etc. and shall prepare such audit report.

3. In preparing the audit report, the different opinions among Corporate Auditors, if any, may be entered or recorded in the audit report.

4. Each Corporate Auditor shall affix his name and seal to, or electronically sign, the audit report. Standing Corporate Auditor shall enter or record therein that he is a standing Corporate Auditor.

5. The audit report shall list the full names of persons qualified as “Outside Auditors” as set forth in Article 18, Paragraph 1 of the Law for Special Exceptions to the Commercial Code in Respect of the Audits of Companies Limited by Shares of Japan.

Article 13. ( Resolutions Concerning Appointment, Non-Reappointment or Discharge of Accounting Auditors)

1. The following matters concerning appointment, non-reappointment or discharge of accounting auditors shall be resolved at the meeting of the Board of Corporate Auditors:

(1)	Approval of proposals concerning appointment, non-reappointment or discharge of accounting auditors to be submitted to the general meeting of shareholders;

(2)	Request for determining that appointment, non-reappointment or discharge of accounting auditors shall be resolved at the general meeting of shareholders;

(3)	Request for submission of proposals concerning appointment of accounting auditors to the general meeting of shareholders; and

(4)	Appointment of the person who should temporarily perform duties of accounting auditors in their absence.

2. Any discharge of accounting auditors for the legal reasons of discharge shall be resolved by the unanimous vote of the Board of Corporate Auditors. In such case, the Corporate Auditor appointed by the Board of Corporate Auditors must explain the effect of such discharge and the reasons therefor at the first general meeting of shareholders after such discharge.

Article 13-2 (Right to Consent to, and Request a Proposal for, the Appointment of Corporate Auditors)

The following matters concerning the appointment of Corporate Auditors shall be resolved at a meeting of the Board of Corporate Auditors:

(1)	Approval of a proposal concerning the appointment of Corporate Auditors to be submitted to a general meeting of shareholders

(2)	Request for the designation of the appointment of Corporate Auditors as a purpose of a general meeting of shareholders

(3)	Request for the submission of a proposal concerning the appointment of Corporate Auditors to a general meeting of shareholders

Article 13-3 (Consent of the Board of Corporate Auditors to, Among Others, the Exemption of Directors from Liability)

The following proposals required to be approved by the Board of Corporate Auditors shall be approved by the unanimous vote of the Board of Corporate Auditors.

(1)	Proposal for Exemption of a Director or Directors from liability to be submitted to a general meeting of shareholders

(2)	Amendment of the Articles of Incorporation so as to enable the exemption of a Director or Directors from liability by a resolution of a meeting of the Board of Directors

(3)	Proposal for Exemption of a Director or Directors from liability to be submitted to a meeting of the Board of Directors in accordance with the provisions of the Articles of Incorporation

(4)	Amendment of the Articles of Incorporation so as to enable the execution of an agreement limiting liability with Outside Directors

(5)	Participation in an action or suit in order that the Company will assist a Director or Directors

Article 14. (Deliberation on Exercise of Powers by Corporate Auditors)

Corporate Auditors, if exercising their powers or fulfilling their obligations with respect to the following matters, may deliberate thereon in advance at the meeting of the Board of Corporate Auditors:

(1)	Explanation about the written inquiry to Corporate Auditors made by the shareholders before the general meeting of shareholders;

(2)	Report to the meeting of the Board of Directors and request for convocation of such meeting, etc.;

(3)	Report of opinions concerning proposals or documents or other things to be submitted to the general meeting of shareholders;

(4)	Request to stop acts of Directors;

(5)	Statement of opinions on appointment, discharge, resignation and remuneration of Corporate Auditors at the general meeting of shareholders;

(6)	Matters about lawsuits between the Company and a Director; and

(7)	Any other matters concerning institution of lawsuits, etc.

Article 15. (Deliberation on Mutual Election and Remuneration of Standing Corporate Auditors)

Mutual election and remuneration of standing Corporate Auditors shall be deliberated at the meeting of the Board of Corporate Auditors with the unanimous consent thereof.

Article 16. (Minutes)

With respect to the resolutions at the meeting of the Board of Corporate Auditors, the substance of the proceedings and the results thereof at such meeting shall be entered or recorded in the minutes, which the Corporate Auditors present thereat shall affix their names and seals to or electronically sign.

Article 17. (Secretariat of the Board of Corporate Auditors)

Secretariat of the Board of Corporate Auditors shall take charge of convocation of the meetings of the Board of Corporate Auditors, preparation of the minutes and any other general matters concerning management of the Board of Corporate Auditors.

Article 18. (Amendment to and Abolition of Regulations)

Any amendment to or abolition of these Regulations shall be made by the Board of Corporate Auditors.

- No further entry –

Attached reference materials (1)

POWERS OF THE BOARD OF CORPORATE AUDITORS

(1)	Power to approve proposals concerning appointment of accounting auditors (Article 3 Paragraph 2 of the Law for Special Exceptions to the Commercial Code of Japan)

(2)	Power to propose the agenda or to submit the proposals concerning appointment of accounting auditors (Article 3 Paragraph 3 of the Law for Special Exceptions to the Commercial Code of Japan)

(3)	Power to approve proposals concerning non-reappointment of accounting auditors (Article 5-2 Paragraph 3 of the Law for Special Exceptions to the Commercial Code of Japan)

(4)	Power to propose the agenda concerning non-reappointment of accounting auditors (Article 5-2 Paragraph 3 of the Law for Special Exceptions to the Commercial Code of Japan)

(5)	Power to approve proposals concerning discharge of accounting auditors (Article 6 Paragraph 3 of the Law for Special Exceptions to the Commercial Code of Japan)

(6)	Power to propose the agenda concerning discharge of accounting auditors (Article 6 Paragraph 3 of the Law for Special Exceptions to the Commercial Code of Japan)

(7)	Power to discharge accounting auditors (Article 6-2 Paragraph 1 of the Law for Special Exceptions to the Commercial Code of Japan)

(8)	Power to appoint a Corporate Auditor who should report on discharge of accounting auditors to the general meeting of shareholders (Article 6-2 Paragraph 2 of the Law for Special Exceptions to the Commercial Code of Japan)

(9)	Power to appoint provisional accounting auditors (Article 6-4 Paragraph 1 of the Law for Special Exceptions to the Commercial Code of Japan)

(10)	Power to hear reports from accounting auditors (Article 8 Paragraph 1 of the Law for Special Exceptions to the Commercial Code of Japan)

(11)	Power to receive accounting documents and the schedules attached thereto from Directors or liquidators (Article 12, Paragraphs 1 and 2, Article 19 Paragraph 1 of the Law for Special Exceptions to the Commercial Code of Japan and Article 420 Paragraph 1 of the Commercial Code of Japan)

(12)	Power to receive audit report from accounting auditors (Article 13 Paragraph 1 of the Law for Special Exceptions to the Commercial Code of Japan)

(13)	Power to hear reports from a Corporate Auditor on the results, etc. of investigation of audit report by accounting auditors (Article 14 Paragraph 1 of the Law for Special Exceptions to the Commercial Code of Japan)

(14)	Power to prepare audit reports (Article 14 Paragraphs 2 through 4 of the Law for Special Exceptions to the Commercial Code of Japan)

(15)	Power to approve proposals concerning the appointment of Corporate Auditors (Article 18 Paragraph 3 of the Law for Special Exceptions to the Commercial Code of Japan)

(16)	Power to propose agendas or to submit proposals concerning the appointment of Corporate Auditors (Article 18 Paragraph 3 of the Law for Special Exceptions to the Commercial Code of Japan)

(17)	Power to hear reports from a Corporate Auditor on the state of performance of duties (Article 18-2 Paragraph 3 of the Law for Special Exceptions to the Commercial Code of Japan)

(18)	Power to hear reports from Directors (Article 19 Paragraph 1 of the Law for Special Exceptions to the Commercial Code of Japan and Article 274-2 of the Commercial Code of Japan)

(19)	Power to approve proposals concerning the exemption of a Director or Directors from liability to the Company (Article 19 Paragraph 1 of the Law for Special Exceptions to the Commercial Code of Japan and Article 266 Paragraphs 9, 13 and 21 of the Commercial Code of Japan)

(20)	Power to approve proposals concerning participation in any action or suit in order that the Company will assist a Director or Directors (Article 19 Paragraph 1 of the Law for Special Exceptions to the Commercial Code of Japan and Article 266 Paragraph 9 and Article 268 Paragraph 8 of the Commercial Code of Japan)

(21)	Determination of audit policies, investigation methods of the Company’s affairs and state of property, and any other matters concerning performance of duties by Corporate Auditors; provided, however, that each Corporate Auditor shall not be prevented from exercising his powers (Article 18-2 Paragraph 2 of the Law for Special Exceptions to the Commercial Code of Japan)

Furthermore, any meeting of the Board of Corporate Auditors shall be composed of all of the Corporate Auditors of the Company (Article 18-2 Paragraph 1 of the Law for Special Exceptions to the Commercial Code of Japan). Resolutions shall be adopted by a majority vote of all of the Corporate Auditors, though the resolution for discharge of accounting auditors, approval of a proposal for the exemption of a Director or Directors from liability to the Company and approval of a proposal for participation in any action or suit so that the Company will assist a Director or Directors shall be adopted by the unanimous vote of Corporate Auditors (Article 18-3 Paragraph 1 of the Law for Special Exceptions to the Commercial Code of Japan).

Attached reference materials (2)

POWERS AND OBLIGATIONS OF INDIVDUAL CORPORATE AUDITORS

(1)	General powers to audit

1.	Audit of performance of duties by Directors (Article 274 Paragraph 1 of the Commercial Code of Japan)

2.	Audit of accounting documents, etc. (Article 281 Paragraph 2 of the Commercial Code of Japan)

(2)	Powers to make investigation

1.	Power to request for reports on the business of the Company and power to investigate its affairs and state of property (Article 274 Paragraph 2 of the Commercial Code of Japan)

2.	Power to request for reports on the business of the Company’s subsidiaries and power to investigate their affairs and state of properties (Article 274-3 of the Commercial Code of Japan)

3.	Power to request for reports of accounting auditors (Article 8 Paragraph 2 of the Law for Special Exceptions to the Commercial Code of Japan)

(3)	Powers concerning general meetings of shareholders or meetings of the Board of Directors, etc.

1.	Obligation to make explanations at the general meeting of shareholders (Article 237-3 of the Commercial Code of Japan)

2.	Duty to attend at the meeting of the Board of Directors and to state opinions thereat (Article 260-3 Paragraph 1 of the Commercial Code of Japan)

3.	Duty to make reports to the meeting of the Board of Directors (Article 260-3 Paragraph 2 of the Commercial Code of Japan)

4.	Power to request for convocation and to convene a meeting of the Board of Directors (Article 260-3 Paragraphs 3 and 4 of the Commercial Code of Japan)

5.	Duty to make investigation of and reports on the proposals or documents to be submitted to the general meeting of shareholders (Article 275 of the Commercial Code of Japan)

(4)	Powers concerning status of Corporate Auditors

1.	Power to state opinions concerning appointment and discharge of Corporate Auditors (Article 275-3 of the Commercial Code of Japan)

2.	Power to state opinions concerning resignation of Corporate Auditors (Article 275-3 Paragraph 2 of the Commercial Code of Japan)

3.	Deliberation on remuneration for each Corporate Auditor (Article 279 Paragraph 2 of the Commercial Code of Japan)

4.	Power to state opinions concerning remuneration (Article 279 Paragraph 3 of the Commercial Code of Japan)

5.	Power to request for payment of audit expenses (Article 279-2 of the Commercial Code of Japan)

6.	Power to appoint standing Corporate Auditor(s) (Article 18 Paragraph 2 of the Law for Special Exceptions to the Commercial Code of Japan)

(5)	Powers concerning administrative corrective measures

1.	Power to request to stop unlawful act of a Director (Article 275-2 of the Commercial Code of Japan)

2.	Power to institute various actions and to apply for proceedings (Article 247, Article 280-15 Paragraph 2, Article 380 Paragraph 2, Article 381 Paragraph 1, Article 415, Article 428 Paragraph 2, Article 431 Paragraph 1 and Article 452 Paragraph 1 of the Commercial Code of Japan)

(6)	Other powers

1.	Power to investigate the procedure for establishment (Article 173 Paragraph 2 of the Commercial Code of Japan)

2.	Power to represent the Company in the action between a Director and the Company (Article 275 Paragraph 4 of the Commercial Code of Japan)